EXHIBIT 23.2 - CONSENT OF INDEPENDENT CERTIFIED
                       PUBLIC ACCOUNTANTS

     We have issued our report dated February 18, 1998, accompanying the consolidated financial statements and schedule of ENStar Inc. and subsidiaries included in the Annual Report on Form 10-K of ENStar Inc. for the year ended December 31, 1997. We hereby consent to the inclusion and use of said report in Amendment 1 to the ENStar Inc. Annual Report on Form 10-K.


                                           /S/ GRANT THORNTON LLP

Minneapolis, Minnesota
June 30, 1998